OUT-TAKES, INC.
                        1419 Peerless Place, Suite 116
                        Los Angeles, California 90035
                                (310) 788-9440
                               ---------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              -----------------

                           TO BE HELD JULY 10, 1997
                              -----------------

To the Stockholders of  Out-Takes, Inc.:

      The Annual Meeting of Stockholders ("the Meeting") of Out-Takes, Inc., a Delaware corporation (the "Company"), will be held at 1419 Peerless Place, Suite 116, Los Angeles, California, on Thursday, July 10, 1997, at 8:30 a.m., for the following purposes:

      1. To elect directors;

      2. To ratify the selection of Moore Stephens, P.C., Certified Publi Accountants, as the Company's independent auditors for the fiscal year ending March 31, 1998;

      3. To transact such other business as may properly come before the Meeting


      The Board of Directors has fixed the close of business on June 2, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the offices of the Company during the ten days prior to the Meeting.


      In order to constitute a quorum for the conduct of business at the Meeting, holders of a majority of all outstanding shares of the Company's Common Stock must be present in person or be represented by proxy. We hope that you will take this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Meeting, either by executing and returning the enclosed proxy in the postage paid, return envelope or by casting your vote in person at the Meeting.


                                          By Order of the Board of Directors



                                          Peter C. Watt
                                          Secretary

Los Angeles, California
June 16, 1997


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                               OUT-TAKES, INC.
                        1419 Peerless Place, Suite 116
                        Los Angeles, California 90035


                               PROXY STATEMENT


                         1997 MEETING OF STOCKHOLDERS
                                July 10, 1997

General Information on the Meeting

      This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Out-Takes, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 10, 1997, at 8:30 a.m., at 1419 Peerless Place, Suite 116, Los Angeles and at any adjournment thereof ("the Meeting").

      The entire cost of soliciting proxies will be borne by the Company. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company's Common Stock. This Proxy Statement and accompanying Proxy are first being sent to the stockholders on or about June 18, 1997.

Record Date and Voting

      Only stockholders of record at the close of business on June 2, 1997, are entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of June 2, 1997, 20,495,726 shares of the Company's Common Stock were issued and outstanding, all of which are entitled to be voted at the Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to come before the Meeting. A list of stockholders will be available for examination by stockholders at the Meeting.

      The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum for the transaction of business at the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company written notice of revocation or by appearing at the Meeting and voting in person. A prior proxy is automatically revoked by a stockholder delivering a valid proxy to the Secretary of the Company bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted FOR all nominees listed herein under "Election of Directors" and for Proposal 2. Photo Corporation Group Pty Ltd ("PCG"), which owns 70.3% of the Company's issued and outstanding shares, intends to vote its shares FOR all the nominees listed herein under "Election of Directors" and for Proposal 2.

      The election of directors will be determined by a plurality of the votes cast, and approval of any other items at the Meeting will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Meeting. In the case of shares that are present at the Meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if he or she otherwise receives affirmative votes; an abstention on any other item will operate to prevent approval of the item to the same extent as a vote against approval of such item and a broker "non-vote" on any item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) will have no effect on the outcome of the vote on such item.

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                            ELECTION OF DIRECTORS

      The Board of Directors of the Company consists of two members, both of whom are to be elected at the Meeting. Except as provided below, the term of each director will continue until his or her successor is elected and has qualified or until his or her earlier resignation or removal.

      Stratton-Oakmount Inc., the underwriter of the Company's initial public offering, has the right under its underwriting agreement to nominate a candidate for election to the Company's Board of Directors, but has not chosen to do so.

      The Board of Directors has nominated Peter C. Watt and Michael C. Roubicek for election at the Meeting. Both of the nominees is now a director of the Company with a term expiring at the Meeting. The proxy holders will vote the proxies received by them for the two nominees, or, in the unlikely event that any nominee becomes unable to serve as a director, for other persons designated by the Board of Directors.

      The following table sets forth certain information with respect to Mr. Watt and Mr. Roubicek. Mr. Watt has served as a director since June
1995 and Mr. Roubicek has served as a director since September 1996.

      Name and Title      Age         Principal Occupation

      Peter C. Watt       46         Chairman of the Board, President and Chief
                                    Executive Officer, Chief Financial Officer,
                                   Secretary of the Company and Chief Executive
                                   Officer of Photo Corporation Group Pty. Ltd.

      Michael C. Roubicek  38     Vice President and Director of the Company and
                                   Group Commerical Manager of Photo Corporation Group Pty. Ltd.

      Mr. Watt has been Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary of the Company since the 1995 Annual Meeting of Stockholders of the Company. Since 1990, Mr. Watt has been the owner and Chief Executive Officer of PCG, which operates approximately 250 photographic portrait studios in Australia, New Zealand, United Kingdom, Ireland and Holland.

      Mr. Roubicek was appointed to the Board immediately after the resignation by Mr. Robert H. Shelton as a director. Mr. Roubicek is the Group Commercial Manager of PCG and has held that position since September 1992.


Committees and Meetings of the Board of Directors

      The Board of Directors has established three standing committees:
 the Audit Committee, the Compensation Committee and the Stock Option Committee. Mr. Watt and Mr. Roubicek served as members of each of the Audit Committee, Compensation Committee and Stock Option Committee during the fiscal year ended March 31, 1997.

      Audit Committee. The Audit Committee has the primary responsibility for ensuring the integrity of the financial information reported by the Company. The Committee's functions include: (i) making recommendations concerning the selection of independent auditors; (ii) reviewing the scope of the annual audit to be performed by the independent auditors; (iii) reviewing the results of those audits; and (iv) meeting periodically with management and the Company's independent public accountants to review financial, accounting and internal control matters.

      Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board on the compensation and benefits payable to the officers and key employees of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company.

      Stock Option Committee. The Stock Option Committee is responsible for determining candidates who are eligible for grants of stock options under the
Company's stock option plans. The Stock Option Committee is also charged with administering and interpreting such plans.

      The Board of Directors held two meetings and acted by unanimous written consent four times during the fiscal year ended March 31, 1997. Mr. Watt attended all of the Board meetings held during the year ended March 31, 1997. Mr. Roubicek attended all of the Board meetings held during the term of his directorship. No meetings of the three committees were held during the fiscal year ended March 31, 1997 because of the identical membership of the Board of Directors with such committees.

Compensation of Directors

      Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC") and, until the Company's Common Stock began to be quoted on the OTC-Bulletin BoardSM in January 1995, the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of those forms received by the Company, or written representations from directors and officers that no Forms 5 were required to be filed, all reports required by Section 16(a) were timely filed.


                            EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 1997, March 31, 1996 and March 31, 1995, for that person who during the year ended March 31, 1997 acted as the Chief Executive Officer of the Company. There are no officers of the Company whose aggregate compensation reportable under
Item 402(b) of Regulation S-K was in excess of $100,000 for the year ended March 31, 1997.

                          SUMMARY COMPENSATION TABLE
                                                            All Other
                        Year        Salary      Bonus       Compensation

Peter C. Watt           1997         $40,000 (1)    -            -
Chairman of the Board,  1996         $40,000 (1)    -            -
President, Chief Executi1995           -            -            -
Officer and Secretary
--------------------
(1) Mr Watt did not receive any direct compensation from the Company, however, the Company has paid to Photo Corporation of Australia Pty Limited ("PCA") $131,000 for the year ended March 31, 1997 ($130,000 for the year ended March 31, 1996) in relation to management fees payable pursuant to the Personnel Consulting

Agreement dated June 28, 1995 between the Company and PCA, $40,000 of such amount relating to work performed by Mr Watt in his capacity as Chief Executive Officer of the Company.

      During the year ended March 31, 1997, there were no options granted, no options exercised, no long-term incentive awards and no re-pricing of any outstanding options held by Mr. Watt. In addition, the Company does not maintain any pension plan.

Employment Arrangements

      Effective September 1, 1996 the employment agreements of Mr Robert H. Shelton and Mrs Leah R. Peterson-Shelton formerly Vice President Development and Vice President Operations respectively, ceased and were not renewed.

      There were no options granted to any person nor any exercises of stock options for the Company's Common Stock by any person during the fiscal year ended March 31, 1997.

Compensation Committee Report

      The current executive officers of the Company are not receiving compensation comparable with their positions. The only compensation received is indirectly, via the management fees paid to PCA. Given the Company's current financial circumstances, the executives have agreed to serve the Company without compensation, in the expectation that their continued service will assist the Company in becoming profitable in the future.

      Certain executives previously employed by the Company, were employed pursuant to employment agreements and their compensation was fixed pursuant to those agreements. Currently, no executive officers are employed pursuant to any employment agreement.

      Both members of the compensation committee are also officers of the Company. There are no other relationships involving members of the compensation committee required to be disclosed under Item 402(j) of Regulation S-K.

Performance Graph



[GRAPHIC OMITTED]

















Assumes $100 invested on April 1, 1993 and dividends reinvested.

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                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

      The following table sets forth, as of June 2, 1997 information concerning beneficial ownership by: (i) the persons who are known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; and (ii) each of the directors, nominees for director and the Named Executive Officers. Except as otherwise indicated, (i) each person listed as a beneficial owner has sole voting and investment power; and (ii) the address of each director and Named Executive Officer is 1419 Peerless Place, Suite 116, Los Angeles, California 90035.

                              Amount and Nature of          Percent
                              Beneficial Ownership          of Class

Peter C. Watt (1)                   14,410,000        70.3%
Photo Corporation Group Pty. Ltd.
Unit6, 1-3 Ferngrove Pace
Chester Hill, Sydney
 NSW 2162
Australia

Robert H. Shelton (2)               1,099,139               5.4 %
30 Via Lucca #F102
Irvine, CA 92714

Michael C. Roubicek                 Nil                      Nil
Unit 6, 1-3 Ferngrove Place
Chester Hill, Sydney
NSW 2162
Australia



(1) Mr. Watt is the sole shareholder of Photo Corporation Group Pty. Ltd. Does not include additional 4,560,001 shares that are subject to options that are not expected to be exercisable within 60 days.

(2) Includes 506,250 Escrow Shares.  See "Escrow Shares".


Escrow Shares

      In connection with the initial public offering, Mr. Robert Shelton, Mrs. Leah Peterson-Shelton, Mr. John L. Sigalos and Mr. Robert Small, certain founding stockholders of the Company, each agreed to place into escrow an aggregate of 750,000 shares of Common Stock of the Company (the "Escrow
Shares"). The 750,000 shares of Common Stock held in escrow represent 3.7% of the outstanding shares. In the event the Company's earnings before income tax as reported in the Company's audited financial statements ("Minimum Pre-Tax Earnings") equals or exceeds the amounts listed below for any fiscal year ending on or prior to November 30, 1998, the Escrow Shares shall be released from escrow and delivered to such founding stockholders in the amount set forth opposite the Minimum Pre-Tax Earnings listed below:

      Minimum Pre-Tax Earnings                 Escrowed Shares to be Released
      $1,500,000                                 250,000
       $1,750,000                                250,000
      $2,500,000                                250,000

      For each 250,000 Escrow Shares released, Mr. Shelton,
Mrs. Peterson-Shelton, Mr. Sigalos and Mr. Small will receive 168,750, 62,500,
 15,000 and 3,750 shares, respectively.

      The stockholders will continue to vote their respective Escrow Shares while they are in escrow; however, the Escrow Shares are not assignable or transferable, except through the laws of inheritance, guardianship, legal representation or trusteeship for the benefit of the holder or the holder's immediate family. Any money, securities, rights or property distributed in respect of the Escrow Shares, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in escrow until release of the Escrow Shares. If the applicable foregoing earnings are not attained, the respective Escrow Shares, as well as any dividends or other distributions made with respect thereto, will be forfeited and contributed to the capital of the Company on November 30, 1998.

      The earnings levels set forth above were determined by negotiation between the Company and its underwriter in the initial public offering and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company has paid $131,000 management fees for the year ended March 31, 1997 to Photo Corporation of Australia Pty. Limited ("PCA"), a wholly owned subsidiary of PCG pursuant to the Personnel Consulting Agreement dated June 28, 1995 between the Company and PCA. Peter C. Watt, Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company is a director of PCA.


                APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Moore Stephens, P.C., Certified Public Accountants ("Moore"), was the Company's certified public accountant for the year ended March 31, 1997. During the past fiscal year, the Company also engaged Moore to render certain nonaudit professional services involving assistance on tax planning matters and general consultations.

      The appointment of auditors is approved annually by the Board of Directors. Moore has been selected by the Board of Directors for the current year ending March 31, 1998. Stockholder approval is sought in connection with the ratification of this selection. Each professional service performed by Moore during the fiscal year ended March 31, 1997 was approved, and the possible effect of such service on the independence of such firm was considered, by the Board of Directors. No representative of Moore is expected to be present at the Meeting of Stockholders.

      The Board of Directors recommends that the stockholders vote "FOR" ratification of the selection of Moore as the Company's auditors for the fiscal year ending March 31, 1998.


                STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      Any stockholder proposal to be considered for presentation at the 1998 Meeting of Stockholders must be received by the Company, to the attention of the Secretary, at its executive offices on or before March 31, 1998, for inclusion in the Company's Proxy Statement and form of proxy for that meeting.

                                MISCELLANEOUS

      The Company knows of no matters other than the foregoing to be brought before the Meeting, but if any other matter properly comes before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

      The Annual Report of the Company on Form 10-K for the fiscal year ended March 31, 1997, accompanies this Proxy Statement.

      EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY.


                                             By Order of the Board of Directors

                                                Peter C. Watt
                                                Secretary

Los Angeles, California
June 16, 1997

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